As filed with the Securities and Exchange Commission on January 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DBV TECHNOLOGIES S.A.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

France	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

177-181 Avenue Pierre Brossolette

92120 Montrouge France

Tel: +33 1 55 42 78 78

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1 212 974 7200

(Name, address, and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc Recht Richard Segal Divakar Gupta Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 Tel: +1 617 937 2300	Joan Schmidt Chief Legal Officer DBV Technologies S.A. 177-181 Avenue Pierre Brossolette 92120 Montrouge France Tel: +33 1 55 42 78 78	Emmanuelle Trombe Bertrand Delafaye McDermott Will & Emery AARPI 23 Rue de l’Université 75007 Paris France Tel: +33 1 81 69 15 37	Philippe D’Hoir D’Hoir, Beaufre & Associés 3 rue Saint Philippe du Roule 75008 Paris France +33 1 53 23 80 85

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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(File No. 333-233651)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Ordinary shares, €0.10 nominal value per share(3)	—	—	—
Total	$19,848,038	$19,848,038	$2,577

(1)

The registrant previously registered securities at an aggregate offering price not to exceed $300,000,000 on a Registration Statement on Form F-3 (File No. 333-233651), which was initially filed by the registrant on September 6, 2019 and declared effective on October 1, 2019 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of ordinary shares having a proposed maximum aggregate offering price not to exceed $19,848,038 is hereby being registered hereunder, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such registration statements.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities of the registrant being registered hereby.

(3)

Ordinary shares may be in the form of American Depositary Shares (“ADSs”). ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-199231). Each ADS represents one-half of one ordinary share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-3 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by DBV Technologies S.A. (the “Registrant”).

This Registration Statement relates to the Registration Statement on Form F-3 (File No. 333-233651) (the “Prior Registration Statement”), which was declared effective by the Commission on October 1, 2019, and is being filed for the purpose of registering additional securities in amounts that do not exceed 20% of the maximum aggregate offering price of securities remaining available for issuance under the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form F-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of McDermott Will & Emery, AARPI, French counsel to registrant

23.1	Consent of Deloitte & Associés

23.2	Consent of McDermott Will & Emery, AARPI (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-3 (File No. 333-233651), filed with the Commission on September 6, 2019 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montrouge, France, on January 29, 2020.

DBV TECHNOLOGIES S.A.

By:	/s/ Daniel Tassé
Name: Daniel Tassé
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 29, 2020.

Signature	Title

/s/ Daniel Tassé Daniel Tassé	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ramzi Benamar Ramzi Benamar	Chief Financial Officer (Principal Financial and Accounting Officer)

* Torbjörn Bjerke	Director

* Michel de Rosen	Director

* Mailys Ferrere	Director

* Claire Giraut	Director

* Michael J. Goller	Director

* Viviane Monges	Director

* Julie O’Neill	Director

* Daniel Soland	Director

*By:	/s/ Daniel Tassé
Daniel Tassé
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of DBV Technologies S.A. has signed this Registration Statement on January 29, 2020.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	SVP on behalf of Cogency Global Inc.